Credit Risk Manager Report
October 2005
SAIL 2005-HE3

Copyright 2005 Clayton Fixed Income Services Inc. All rights reserved.

The information contained in this Report is based upon a specific point in time and reflects performance solely through that point in time. It does not forecast the performance of the portfolio in the future. The information in this Report is not investment advice concerning a particular portfolio or security, and no mention of a particular security in this Report constitutes a recommendation to buy, sell, or hold that or any other security. The Report is based upon information provided to Clayton Fixed Income Services Inc. by third parties and therefore Clayton Fixed Income Services Inc. cannot, and does not, warrant that the information contained in this Report is accurate or complete.

Copyright 2005 Clayton Fixed Income Services Inc. All rights reserved.

Table of Contents

Executive Summary
Section One

Prepayment Premium Analysi
Section Two

Analytics
Section Three

Copyright 2005 Clayton Fixed Income Services Inc. All rights reserved.


Section One

Executive Summary

Copyright 2005 Clayton Fixed Income Services Inc. All rights reserved.

SAIL 2005-HE3 Executive Summary October 2005

Transaction Summary

08/30/2005


Closing Date:                                         9/30/2005

Servicer(s):                 Aurora Loan Services, Chase Home Finance, HomEq,
                           Option One Mortgage, Wells Fargo / ASC

Mortgage Insurer(s):         Mortgage Guaranty Insurance Corporation,
                                   PMMortgage Insurance Co.,
                                Republic Mortgage Insurance Company

Delinquency Reporting Method:     OTS1

Collateral Summary  Closing Date     9/30/2005         9/30/2005
                                                    as a Percentageof
                                                      Closing Date
Collateral Balance  $2,373,930,732  $2,286,981,413       96.33%
Loan Count               12,210         11,861           97.14%

1 OTS Method: A current loan becomes 30 days delinquent if the scheduled payment is not made by the close of business on the corresponding day of the following month. Similarly for 60 days delinquent and the second immediately succeeding month and 90 days delinquent and the third immediately succeeding month.
2 These figures are based upon information provided to Clayton Fixed Income Services Inc. by the servicers on a monthly basis.

Copyright 2005 Clayton Fixed Income Services Inc. All rights reserved.

First and Early Payment Defaults

There are 44 loans in this security that have experienced a first payment default, and 89 loans that have experienced early payment defaults. Please refer to the tables below that details these loans.

First Payment Defaults

Mortgage Purpose        Ownership Type         Summed Balance

Cash-Out Refinance         Primary Home              6
Cash-Out Refinance         Investment Home           1
Purchase                 Primary Home                29
Purchase                 Investment Home             7
Rate/Term Refinance        Primary Home              1
Total                                                44

Early Payment Defaults


Mortgage Purpose        Ownership Type                Summed Balance

Cash-Out Refinance         Investment Home              3
Cash-Out Refinance         Primary Home                 34
Purchase                 Invtesment Home                13
Purchase                    Primary Home                33
Purchase                   Second Home                  1
Rate/Term Refinance        Invtesment Home              1
Rate/Term Refinance        Primary Home                 4
Total                                                   89


Collateral Statistics

                            Loan Count           Summed Balance
First Payment Defaults           44               $7,890,015
Early Payment Defaults*          89              $16,533,220

*A default that occurs on the second or third scheduled payment


Second Lien Statistics

                                    Loan Count     Summed Balance
Total Outstanding Second Liens         1,439         $85,997,637
30+ Days Delinquent                     8              $574,313
60+ Days Delinquent                     3              $209,145
90+ Days Delinquent                     0                $0



Copyright 2005 Clayton Fixed Income Services Inc. All rights reserved.


Prepayments

Percentage of Prepayment Total Prepayments Beginning Collateral Balance Remittance Date


Remittance    Beginning                              Percentage of
Date        Collateral Balance    Total Prepayments   Prepayments
9/25/2005      $2,370,277,347       $42,494,863          1.79
10/25/2005   $2,326,588,488         $50,967,742          2.19


Prepayment Premium Analysis

Prepayment Issues from Past Months

Loan numbers 19891118, 116186735, 19762103 and 35085463 paid off in the
9/25/2005 remittance. Clayton asked the servicer why prepayment premiums were not remitted for these loans. The servicer responded that the prepayment premiums were not remitted because the properties were sold.

Prepayment Premium Issues for the Current Month

In the 10/25/2005 remittance, 88 loans with active prepayment premium flags were paid off. Loan 6761928, remitted a premium but did not have an active prepayment premium flag. Loan numbers 6762044, 6761862, 6761994 were paid off but did not remit premiums. Clayton has asked the servicers why premiums were not remitted and we are awaiting a response. A total of $576,794 was remitted to the P class.




Copyright 2005 Clayton Fixed Income Services Inc. All rights reserved.


Section Two

Prepayment Premium Analysis

Copyright 2005 Clayton Fixed Income Services Inc. All rights reserved.
Section 1: Prepayment premiums remitted to the P Class by the trustee. This information is taken from the Statement to Certificateholders prepared by the trustee.


                                   Trustee Remittance Date
Class                     25-Oct-05                        25-Sep-05
P Class                    $576,794                        $532,368

Section 2: Prepayment premiums collected by the servicers and remitted to the trustee. This information is reported to Murrayhill by the servicers each month.





                                   Trustee Remittance Date
Servicer                25-Oct-05                       25-Sep-05
Total                   $576,794                        $532,368


Section 3: Reconciliation of the amount remitted to the P Class by the trustee and the amounts remitted by the servicers to the trustee.


Amount remitted to the P Class:         $576,794
Amount remitted by servicer:            $576,794
Difference:                                $0



Copyright 2005 Clayton Fixed Income Services Inc. All rights reserved.


Aggregate Paid-Off Loans Report for SAIL 2005-HE3
Mortgage Data Through: September 30, 2005


                                        Trustee Remittance Date




                                     25-Oct-05               25-Sep-05
Loans with Active Prepayment
Flags with Premiums Remitted(A)       88                         83


Loans without Prepayment
Flags with Premiums Remitted           1                         0




Total Loans with
Premiums Remitted (B)                 89                         83
Loans with
Active Prepayment Flags (C)           91                         87

Loans without Prepayment
Flags with Premiums Remitted           1                         0




Subtotal (D)                          92                         87

Premiums Remitted for loans
with Active Prepayment Flags (A/C)    96.70%                     95.40%

Total Loans with Premiums
Remitted to the Subtotal (B/D)        96.74%                     95.40%

Total Paid-Off Loans (E)              227                        147

Total Loans with Premiums Remitted
 to the Total Paid-Off Loans (B/E)    32.21%                     6.46%





Copyright 2005 Clayton Fixed Income Services Inc. All rights reserved.



Paid-Off Loans Exception Report for SAIL 2005-HE3
Mortgage Data Through: Septmber 30, 2005


                                                                 Total
Total Paid-Off Loans with Flags                                    91

Less Exceptions:                                                   0

Loans with Expired Prepayment Clauses (as stated in the Note)*     0

Loans that Contained a Clause Allowing Prepayment Premiums
to be Waived at the Time ofLiquidation*                            0

Loans that were Liquidated from REO Status*                        0

Loans with Discrepancies between the Data File and the Note*       0

Defaulted Liquidated Loans that Could Not Have Collected
Premiums because of the Acceleration of the Debt*                  0

Loans that were Liquidated Through Loss Mitigation Efforts*        0

Total Paid-Off Loans with Active Prepayment Flags (C)             91

Other Exceptions:
Paid-Off Loans that Did Not have Premiums                          0

Paid-Off Loans with Active Prepayment                              3
Flags that Have Not Remitted Premiums

* These categories are mutually exclusive.


Copyright 2005 Clayton Fixed Income Services Inc. All rights reserved.


Loan  Delinq. Orig. PPP Expir. Payoff    PPP    % of    No Premium
Number String Date Flag Date   Balance Remitted Premium Remitted,
                                             to Payoff  w/Flag    Comments
                                              Balance
6762044 C0 3/11/2005 3 3/11/2008 $118,390  $0   0%  6762044 Req.Srvcr.Resp.
6761862 C0 3/8/2005  3 3/8/2008  $201,600  $0   0%  6761862 Req.Srvcr.Resp.
6761994 C0 2/22/2005 3 2/22/2008 $201,080  $0   0%  6761994 Req.Srvcr.Resp.



Loan  Delinq. Orig. PPP Expir. Payoff    PPP     % of   PPP Remitted
Number String Date Flag Date   Balance Remitted Premium No Flag

6761928 C0 2/23/2005 0 2/23/2005 $607,426 $18,222 3%    323540328



Loan  Delinq. Orig.  PPP  Expir.   Payoff      PPP      % of
Number String Date   Flag Date      Balance   Remitted Premium
                                             to Payoff  w/Flag
6756907  C0  5/25/2005  2  5/25/2007  $399,500  $11,266 3%
6756776  C0  4/29/2005  2  4/29/2007  $272,000  $6,365  2%
6756723  C0  9/1/2004   2  9/1/2006   $173,728  $5,376  3%
6756930  CC  4/27/2005  3  4/27/2008  $163,373  $4,080  2%
6750260  C0  4/29/2005  3  4/29/2008  $133,500  $3,071  2%
6750251  C0  4/22/2005  3  4/22/2008  $174,400  $5,232  3%
6749976  C0  4/21/2005  3  4/21/2008  $244,351  $6,498  3%
6750211  C0  4/19/2005  3  4/19/2008  $207,232  $6,523  3%
6750154  C0  4/14/2005  3  4/14/2008  $176,250  $3,525  2%
6750332  C0  3/31/2005  3  3/31/2008  $118,784  $2,376  2%
6750237  C0  4/20/2005  2  4/20/2007  $25,955   $1,220  5%
6750346  C0  3/7/2005   2  3/7/2007   $416,000  $10,816 3%
6749903  C0  10/25/2004 2  10/25/2006 $267,680  $16,061 6%
6750334  C0  3/31/2005  1  3/31/2006  $171,000  $6,840  4%
6759002  C0  3/18/2005  3  3/18/2008  $548,789  $13,158 2%
6759500  C0  3/23/2005  3  3/23/2008  $472,464  $10,866 2%
6758538  C0  3/15/2005  3  3/15/2008  $303,389  $9,275  3%
6757468  C0  3/31/2005  3  3/31/2008  $269,143  $8,982  3%
6759138  CC  3/23/2005  3  3/23/2008  $372,084  $8,758  2%
6760950  CC  3/4/2005   3  3/4/2008   $346,750  $8,669  3%
6761113  CC  3/4/2005   3  3/4/2008   $342,020  $7,989  2%
6761400  C0  3/24/2005  3  3/24/2008  $321,716  $7,778  2%
6758877  CC  3/4/2005   3  3/4/2008   $313,166  $7,765  2%
6760978  CC  3/21/2005  3  3/21/2008  $269,624  $7,657  3%
6759436  C0  3/24/2005  3  3/24/2008  $276,227  $7,396  3%
6760976  CC  3/29/2005  3  3/29/2008  $255,372  $6,844  3%
6759057  C0  3/24/2005  3  3/24/2008  $282,061  $6,704  2%
6759502  CC  3/28/2005  3  3/28/2008  $236,974  $6,446  3%
6759607  C0  3/16/2005  3  3/16/2008  $189,436  $5,717  3%
6758651  C0  3/15/2005  3  3/15/2008  $199,500  $5,546  3%
6759409  CC  3/30/2005  3  3/30/2008  $220,745  $5,342  2%
6759457  CC  3/31/2005  3  3/31/2008  $217,611  $5,260  2%
6757922  CC  3/30/2005  3  3/30/2008  $180,663  $4,656  3%
6760276  CC  3/21/2005  3  3/21/2008  $171,018  $3,826  2%
6761805  C0  3/15/2005  3  3/15/2008  $130,500  $3,785  3%
6758330  CC  3/21/2005  3  3/21/2008  $132,637  $3,661  3%
6761731  C0  3/16/2005  3  3/16/2008  $120,976  $3,287  3%
6758810  C0  3/30/2005  3  3/30/2008  $117,890  $3,203  3%
6758925  CC  3/16/2005  3  3/16/2008  $104,103  $3,105  3%
6759402  C0  3/3/2005   3  3/3/2008   $126,993  $3,070  2%
6757743  CC  3/29/2005  3  3/29/2008  $204,139  $2,043  1%
6758624  CC  3/15/2005  3  3/15/2008  $171,183  $1,797  1%
6761120  C0  3/16/2005  3  3/16/2008  $109,586  $1,753  2%
6759884  C0  2/22/2005  3  2/22/2008  $109,599  $1,100  1%
6757926  C0  2/22/2005  3  2/22/2008  $80,382   $808    1%
6761045  C0  3/21/2005  2  3/21/2007  $670,500  $18,747 3%
6757894  CC  3/10/2005  2  3/10/2007  $490,693  $12,513 3%
6759205  CC  3/29/2005  2  3/29/2007  $398,995  $11,651 3%
6760177  CC  3/31/2005  2  3/31/2007  $282,266  $7,613  3%
6759333  CC  3/31/2005  2  3/31/2007  $231,849  $6,810  3%
6759422  CC  3/31/2005  2  3/31/2007  $219,671  $6,584  3%
6758351  CC  3/17/2005  2  3/17/2007  $266,000  $6,373  2%
6758009  CC  3/31/2005  2  3/31/2007  $219,559  $6,009  3%
6760000  CC  3/24/2005  2  3/24/2007  $220,417  $5,857  3%
6760125  CC  3/23/2005  2  3/23/2007  $207,000  $5,423  3%
6760151  CC  3/16/2005  2  3/16/2007  $223,814  $5,141  2%
6759392  CC  3/30/2005  2  3/30/2007  $130,625  $3,762  3%
6760631  CC  3/30/2005  2  3/30/2007  $127,843  $3,729  3%
6759051  CC  3/16/2005  2  3/16/2007  $114,464  $3,152  3%
6759171  C0  3/23/2005  2  3/23/2007  $85,263   $2,692  3%
6761600  C0  3/15/2005  1  3/15/2006  $435,810  $10,798 2%
6757489  CC  3/15/2005  1  3/15/2006  $233,178  $4,664  2%
6759642  C0  3/2/2005   1  3/2/2006   $194,937  $3,122  2%
6756287  C0  6/7/2005   3  6/7/2008   $209,000  $7,649  4%
6756036  C0  6/3/2005   3  6/3/2008   $75,972   $3,297  4%
6754905  C0  6/2/2005   3  6/2/2008   $234,667  $7,272  3%
6751877  C0  6/1/2005   3  6/1/2008   $104,938  $3,316  3%
6753597  C0  6/1/2005   3  6/1/2008   $41,263   $678    2%
6751500  C0  6/30/2005  2  6/30/2007  $425,000  $12,240 3%
6756104  C0  6/29/2005  2  6/29/2007  $235,000  $5,922  3%
6756516  C0  6/28/2005  2  6/28/2007  $356,734  $10,664 3%
6754262  C0  6/24/2005  2  6/24/2007  $290,010  $9,269  3%
6752614  C0  6/23/2005  2  6/23/2007  $131,934  $4,960  4%
6753813  C0  6/20/2005  2  6/20/2007  $148,000  $1,575  1%
6755952  C0  6/20/2005  2  6/20/2007  $371,010  $12,152 3%
6753215  C0  6/17/2005  2  6/17/2007  $166,724  $4,660  3%
6755572  C0  6/17/2005  2  6/17/2007  $245,000  $2,450  1%
6751388  C0  6/17/2005  2  6/17/2007  $299,775  $8,932  3%
6751404  C0  6/15/2005  2  6/15/2007  $295,000  $8,083  3%
6753141  C0  6/10/2005  2  6/10/2007  $40,978   $410    1%
6755923  C0  6/9/2005   2  6/9/2007   $370,000  $11,026 3%
6751419  C0  6/8/2005   2  6/8/2007   $102,831  $2,057  2%
6756035  C0  6/3/2005   2  6/3/2007   $304,000  $8,013  3%
6753595  C0  6/1/2005   2  6/1/2007   $164,944  $1,979  1%
6757084  C0  3/28/2005  3  3/28/2008  $207,900  $10,395 5%
6757224  C0  5/9/2005   2  5/9/2007   $215,618  $5,711  3%
6757388  C0  5/20/2005  2  5/20/2007  $252,980  $7,286  3%
6757254  C0  5/12/2005  2  5/12/2007  $517,127  $18,441 4%


Copyright 2005 Clayton Fixed Income Services Inc. All rights reserved.

Section Three
Analytics

SAIL 2005-HE3
FICO Distribution by Status FICO is a registered trademark of Fair Isaac Corporation Mortgage Data Through: September 30, 2005

Status         # of Loans Status  Average  Std. Deviation

Current          11,609            626          55.25
Delinquent        252              591          52.09
Paid Off          342              626          54.80

Total:           12,203


Copyright 2005 Clayton Fixed Income Services Inc. All rights reserved.

SAIL 2005-HE3
Loan-to-Value Distribution by Status
Mortgage Data Through: September 30, 2005

Status      # of Loans   Average  Std. Deviation
Current        11,609      77.13%      23.39%
Delinquent      252        85.28%      15.60%
Paid Off        342        81.13%      19.01%

Total:         12,203


Copyright 2005 Clayton Fixed Income Services Inc. All rights reserved.


SAIL 2005-HE3
Balance Distribution by Status
Mortgage Data Through: September 30, 2005

Status      # of Loans   Average         Std. Deviation
Current         11,609    $194,343.16     $130,478.89
Delinquent       252      $168,494.82     $120,314.68

Total:        11,861



Copyright 2005 Clayton Fixed Income Services Inc. All rights reserved.


SAIL 2005-HE3
Mortgage Type Distribution by Status
Mortgage Data Through: September 30, 2005

Mortgage  Loan      Total           Avg.         Std.
Type      Count    Balance       Balance        Deviation

ARM      8,429   $1,832,146,221.05 $217,388.02 $133,159.96
Fixed    3,775   $454,835,192.38   $120,486.14 $102,772.57

Total:   12,203  $2,286,981,413.43


Copyright 2005 Clayton Fixed Income Services Inc. All rights reserved.


SAIL 2005-HE3
Mortgage Term Distribution By Status
Mortgage Data Through: Septeber 30, 2005

# of Loans Other 120  180   240  300  360
12,203      29    0   1,456 115  2    10,601


Copyright 2005 Clayton Fixed Income Services Inc. All rights reserved.


SAIL 2005-HE3 Mortgage Purpose Distribution
Mortgage Data Through: September 30, 2005


Origination Statistics        Current Loans


Purpose           Number        Percentage    Purpose      Number  Percentage


Cash-out refinance 6,508       53.3%   Cash-out refinance   6,181   53.2%


Purchase           5,115       41.9%     Purchase           4,874   42.0%
Rate/term refinance  550        4.5%    Rate/term refinance   518    4.5%


Home Improvement      35        0.3%    Home Improvement       34    0.3%


Other                 2        0.0%       Other                2     0.0%


Total            12,210         100%      Total             11,609   100%

Delinquent Loans        Paid Off Loans
Purpose             Number  Percentage     Purpose           Number  Percentage
Cash-out refinance   111       44%     Cash-out refinance        213      62.3%
Purchase             129       51.2%        Purchase             108      31.6%
Rate/term refinance  12        4.8%        Rate/term refinance    20      5.8%
Home Improvement      0        0.0%        Home Improvement       0       0.0%
Other                 0        0.0%        Other                  0       0.0%
Total                252       100%        Total                 342      100%


Copyright 2005 The Murrayhill Company. All Rights Reserved.

SAIL 2005-HE3 Ownership Distribution by Status
Mortgage Data Through: Septmeber 30, 2005

Ownership Type           # of Loans
Investment Home              1,422
Primary Home                 10,654
Second Home                  127

Total:                       12,203

Copyright 2005 Clayton Fixed Income Services Inc. All rights reserved.


SAIL 2005-HE3 Delinquent Balance Over Time
Mortgage Data Through: September 30, 2005

AsOfDate        30 Days            60 Days        90 Days    Foreclosure  REO
30-Sep-05        $28,504,934      $9,778,450     $3,379,826  $797,486     0
31-Aug-05        $20,641,762      $4,800,762     $191,071       0         0

Copyright 2005 Clayton Fixed Income Services Inc. All rights reserved.


SAIL 2005-HE3 Delinquent Count Over Time
Mortgage Data Through: Septmber 30, 2005

AsOfDate     30 Days        60 Days        90 Days        Foreclosure   REO
30-Sep-05      163            65              20            4            0
31-Aug-05      128            30              1             0            0


Copyright 2005 Clayton Fixed Income Services Inc. All rights reserved.

SAIL 2005-HE3 Conditional Prepayment Rates
Mortgage Data Through: September 30, 2005

Date *  Distribution Date  CPR   3-Month MA  6-Month MA  12-Month MA
30-Sep-05   25-Oct-05     23.43%
31-Aug-05   25-Sep-05     19.58%

* Data in table is displayed for only the most recent 18 months.


Copyright 2005 Clayton Fixed Income Services Inc. All rights reserved.


ASCO 2005-RMS1 Historical SDA Performance
Mortgage Data Through: September 30, 2005

           Weighted              Monthly
           Average  Default  Default
Date       Age         Amt    Rate  CDR (F-R)  SDA Curve   SDA %
30-Sep-05  4.51        $0    0.00%    0.00%      0.09%      0%
31-Aug-05  3.49        $0    0.00%    0.00%      0.07%      0%


Copyright 2005 Clayton Fixed Income Services Inc. All rights reserved.